UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Theriva Biologics, Inc. (the “Company”) will be making several presentations to investors over the next several weeks. In connection with the presentations, the Company intends to discuss the Company presentation, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in the Company presentation furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The Company’s Company presentation furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On September 23, 2024, the Company issued a press release announcing that it has achieved its target patient enrollment of 92 evaluable patients in the VIRAGE Phase 2b clinical trial evaluating the Company’s lead product candidate VCN-01 plus standard-of-care (“SoC”) chemotherapy (gemcitabine/nab-paclitaxel) as a first line therapy for patients with metastatic pancreatic ductal adenocarcinoma (“PDAC”). VCN-01 is a systemically-administered, tumor selective, stroma-degrading oncolytic adenovirus that has been granted Orphan Drug Designation and Fast Track Designation by the U.S. Food and Drug Administration (“FDA”) for the treatment of PDAC. Patients in the VCN-01 treatment arm of the VIRAGE trial are treated with two separate IV VCN-01 doses (1x1013 vp/patient) administered approximately 3 months apart: the first VCN-01 dose is administered 7-days prior to initiation of the 1st gemcitabine/nab-paclitaxel SoC chemotherapy cycle; the second VCN-01 dose is administered 7-days prior to initiation of the 4th gemcitabine/nab-paclitaxel SoC chemotherapy cycle. The VCN-01 dose used in the VIRAGE trial was determined in a previously reported Phase 1 dose-escalation study where patients administered a single dose of VCN-01 (1x1013 vp/patient) 7-days prior to initiation of gemcitabine/nab-paclitaxel SoC chemotherapy cycles (n=6) showed an overall response rate of 83%, with a median progression free survival of 6.3 months and median overall of 20.8 months. A total of 26 patients were administered different doses of VCN-01 in the Phase 1 study, and the most common treatment-related adverse events were dose-dependent and reversible pyrexia, flu-like symptoms, and increases in liver transaminases.

At the time of this filing, a total of 142 patients have been administered at least one dose of VCN-01 across all indications.

A copy of the press release is attached as Exhibit 99.2 to this Report on Form 8-K, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The press release attached as Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The press release attached as Exhibit 99.2 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Presentation of Theriva Biologics, Inc., dated September 2024
99.2	Press Release issued by Theriva Biologics, Inc., dated September 23, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2024	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer